Structured Investments The power of formula - based returns Free Writing Prospectus Registration Statement Nos. 333 - 250103; 333 - 250103 - 01 Dated April 7, 2022 Filed pursuant to Rule 433

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 2 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) Structured Investments Structured Investments 101 What Are Structured Investments? How Do Structured Investments Work? Types of Structured Investments Examples: Buffered Performance Leveraged Upside Securities and Contingent Income Auto - Callable Securities Credit Risk, Liquidity and Secondary Markets Risk Considerations and Conflicts of Interest Important Information and Qualifications TABLE OF CONTENTS

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 3 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) What Are Structured Investments? Select an offering within a particular payoff category and risk - reward profile SELECT An underlying asset, such as a basket of securities, based on its risk - reward characteristics CREATE A debt obligation or certificate of deposit issued by a financial entity (e.g., a bank holding company or a bank) based on the performance of that underlying asset REPLACE Fixed payment features with customized, formula - based returns and risk exposures that reflect the investor’s investment strategy and market views EARN A potential return through these outcome - oriented structures Structured investments are a way for investors to select an offering within a particular payoff category and risk - reward profile , while offering exposure to different asset classes or investment strategies that may not be easily achieved via more traditional investments. Structured investments involve ris ks not associated with other types of investments. You should make an investment decision only after thoroughly reviewing the offering documents for each particula r s tructured investments offering, including the risk disclosure contained within. STRUCTURED INVESTMENTS A DEBT OBLIGATION Structured investments are usually fixed - term debt obligations or certificates of deposit whose potential return or potential loss are determined by the performance of one or more underlying assets and are subject to the credit risk of the issuer and the guarantor (if applicable). DRIVEN BY UNDERLYING ASSETS Structured investments provide exposure to the performance of an underlying asset – such as equity indices, equity securities, baskets of securities, interest rates, commodities or currencies – without ownership of that asset. In some instances, exposure can be linked to two or more underlying assets. WITH FORMULA - BASED RETURNS Investors know from the outset how the performance of the underlying asset will determine their potential returns or potential losses, provided the investment is held until maturity and subject to credit risk. The combinations can be numerous, depending on the investor’s needs and views: • Including upside participation, yield enhancement or return of principal at maturity MAY BE APPROPRIATE FOR INVESTORS WHO WANT TO • Prioritize certain payoff categories and risk - reward profiles • Express a focused view, whether bullish, bearish or neutral, or target a specific goal • Hedge an existing position or complement an investment objective However, structured investment offerings may not be available to all investors, and you may not be eligible to purchase them.

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 4 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) STRUCTURED INVESTMENTS | CRC 4604153 (03/22) How Do Structured Investments Work? Formula - based returns, specific market views and access to products linked to different asset classes From the investor’s perspective, structured investments may provide access to formula - based returns that are tailored to a particular market outlook or market view. All payments on structured investment products, including the payment of principal at maturity (where provide d f or by the terms of the product), are subject to the credit risk of the issuer and guarantor (if applicable). Contingent Returns Underlying Assets Access to Customized Exposure Global Equity Indices Sector ETFs Commodities These products can be linked to a wide range of assets or asset classes, selected based on their potential risk - return characteristics and the investor’s goals and market views • Equities: A single stock, a basket of stocks, an exchange - traded fund or an index • Interest rates: Secured overnight financing rate (SOFR), constant maturity swap rates or an inflation index • Commodities: Metals, grains, oil, or a commodity basket or index • Currencies: A single currency or a basket of currencies • Investors know from the outset how the performance of the underlying asset will determine their potential returns or potential losses, provided the investment is held until maturity and subject to credit risk • If you are able to sell prior to maturity in the secondary market, the price that you receive could be significantly less than your initial investment Structured investments can be customized * to reflect the risk level, investment horizon, market conditions and the type of return and exposure sought. * Customized structured investments are subject to minimum transaction sizes

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 5 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) Types of Structured Investments The Morgan Stanley Wealth Management Structured Investments team distributes a wide range of products that can be linked to a va riety of asset classes and used to pursue a number of different objectives. All structured investments expose investors to the credit risk of the issuer and guarantor (if applicable). Categories reflect market views and investor goals FIVE BASIC CATEGORIES Morgan Stanley Wealth Management brands its offerings into one of five different product categories (payoffs). These categori es provide investors with a variety of risk - reward profiles. • PLUS: Potential for leveraged upside appreciation, typically subject to a cap, and with 1 - to - 1 downside exposure • Buffered PLUS: Potential for leveraged upside appreciation, typically subject to a cap, and with a limited buffer against negative performance ; 1 - to - 1 downside exposure beyond the buffer level • Potential for periodic income or for capital appreciation while returning a minimum of the investor’s initial investment at maturity, subject to credit risk. • Market - linked deposits are not securities and not registered with the SEC. They are insured by the FDIC up to applicable limits • Potential for periodic income or for capital appreciation, while returning a minimum payment amount that is less than the stated principal amount at maturity, subject to credit risk • Potential for above - market periodic income with potential for loss of principal at maturity • Exposure to sectors, assets or strategies that may be difficult to achieve via a direct investment; e.g., a basket of specific currencies vs the USD. • Potential loss of principal at maturity LEVERAGED PERFORMANCE INVESTMENTS MARKET - LINKED NOTES AND DEPOSITS PARTIAL PRINCIPAL - AT - RISK SECURITIES ENHANCED YIELD INVESTMENTS ACCESS INVESTMENTS 1 2 3 4 5

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 6 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) STRUCTURED INVESTMENTS | CRC 4604153 (03/22) Example: Buffered Performance Leveraged Upside Securities (Buffered PLUS SM ) Leveraged Performance Investments | Principal at Risk Securities Overview: Buffered PLUS SM allow investors to express a moderately bullish view on one or more underlying assets by providing leveraged upside exposure , subject to a maximum payment at maturity (e.g., 1 15% of the stated principal amount), with a limited buffer against negative performance of the underlier. If the underlier declines in value by more than the stated buffer amount, investors will lose 1% for every 1% decline beyond the buffer amount . Investors may lose a significant portion of their initial investment in the Buffered PLUS. All payments are subject to the credit risk of the issuer (and the guarantor, if applicable). May Be Appropriate For Investors Who • Seek a return based on the underlier beyond those available in moderately rising or range - bound markets • Are willing to risk their principal and accept the risk that, if the underlier declines in value by more than the buffer amount, they may lose a significant portion of investment • Are willing to forgo current income and upside above the maximum payment at maturity May Not Be For Investors Who • Are unwilling to accept the credit risk of the issuer • Seek to receive current income (such as interest or dividend payments) • Are unwilling to accept the risk of loss of any principal • Are unwilling to accept an investment with a maximum payment at maturity • Seek an investment with an active secondary market x  Hypothetical Payoff Profile Hypothetical Sample Terms Payment at Maturity Stated Principal Amount + – % Change in Underlier Value – + 0% Buffered PLUS Underlier Maximum Payment at Maturity PLUS Zone Maturity 2.5 Years Leverage Factor 200% (applicable only if the final value of the underlier is greater than the initial value of the underlier) Maximum Payment at Maturity 115% of the stated principal amount Buffer 10% Minimum Payment at Maturity 10% (investor could lose 90% of their initial investment in the Buffered PLUS $M ) Interest None This example is based on the hypothetical terms in order to illustrate how a Buffered PLUS might work. It does not reflect any actual terms or all of the terms that will be specified in the offering documents for an offering, and it does not cover all possible scenarios. Investing in the Buffered PLUS SM is not equivalent to investing in the underlier. It is possible that an investment in the Buffered PLUS SM will underperform a direct investment in the underlier. “PLUS SM ” is a service mark of Morgan Stanley.

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 7 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) STRUCTURED INVESTMENTS | CRC 4604153 (03/22) Example: Contingent Income Auto - Callable Securities Overview Contingent income auto - callable securities offer an investor the opportunity to potentially earn above market, periodic coupons, but only if, on an observation date, the level of the underlying asset is greater than or equal to a specified threshold level. In addition, the securities may be automatically re dee med prior to maturity based on the performance of the underlier. If the securities are not redeemed early, investors will either receive the stated principal amount or suffer a loss of principa l a t maturity, depending on the performance of the underlier. Investors may lose their entire initial investment in the securities. All payments are subject to the credit risk of the issuer (and the g uarantor, if applicable). May Be Appropriate For Investors Who May Not Be For Investors Who • Are unwilling to accept the credit risk of the issuer • Seek to receive guaranteed current income • Are unwilling to accept the risk of loss of any principal • Seek to participate in appreciation of the underlier • Seek an investment with an active secondary market x  Final coupon (if any) Hypothetical Payoff Profile Hypothetical Sample Terms Maturity 3 Years Contingent Coupon Rate 8% (per annum) Redemption Threshold Level 100% of the initial value of the underlier Coupon Threshold Level 70% of the initial value of the underlier Downside Threshold Level 70% of the initial value of the underlier Observation Frequency Quarterly This example is based on the hypothetical terms in order to illustrate how the securities might work. It does not reflect any actual terms or all of the terms that will be specified in the offering documents for an offering, and it does not cover all possible scenarios. Investing in the securities is not equivalent to investing in the underlier. It is possible that an investment in the securities will underperform a direct investment in the underlier. • Are willing to risk the loss of some or all of their principal in return for a potentially above - market periodic yield, which in many cases may be contingent and therefore is also at risk of not being paid for some or all of the term of the investment • Have a neutral to moderately bullish view on the underlier • Are willing to forgo returns based on any appreciation of the underlier Investors are exposed to a full loss of their original investment. Depending upon the actual offering and subject to the specified conditions, investors, in limited circumstances, may receive their initial investment. Category 1 Category 2 Category 3 Category 4 Category 5 Category 6 $100 Final coupon (if any) Periodic coupon (if any) $x $x $x $x $x $0 to $100 Initial Investment Return at Maturity (Final coupon, if any, plus a final payment amount that can vary from $o to $100) Enhanced Yield Investments | Principal at Risk Securities

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be rea lized. Please refer to important information, disclosures and qualifications at the end of this material. Unless absolutely necessary ALL Content should go Base of the Base of the Base of the 8 STRUCTURED INVESTMENTS | CRC 4604153 (03/22) STRUCTURED INVESTMENTS | CRC 4604153 (03/22) Credit Risk, Liquidity and Secondary Markets Important risk considerations for investors There may be little or no secondary market for a particular structured investment. Even if there is a secondary market, it ma y n ot provide enough liquidity to allow you to trade or sell the product easily. Accordingly, these products should be viewed as buy - and - hold investments. While returns are formula - based, all payments are subject to the credit risk of the issuer and guarantor (if applicable). Secondary markets and liquidity A buy - and - hold investment Credit risk of issuer and guarantor (if applicable) is an important consideration While secondary markets for structured investments may exist, the price at which they may be sold prior to maturity will depe nd on a number of unpredictable factors and may be significantly less than the price for which they were originally purchased. Some of these factors include: • The value, volatility and dividend yield of the underlying asset • Changes in interest rates in the market • Time remaining until maturity • Geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying asset(s) or markets generally • Any actual or anticipated changes in issuer credit ratings or credit spreads Three key reasons we see structured investments as “buy - and - hold”: • Costs included in the original issue price and borne by investors will negatively impact secondary market prices • Secondary market prices reflect the issuer’s (or the guarantor’s) secondary market credit spreads, as well as a bid - offer spread (as well as other factors) • Inability to predict secondary market prices As a result, we do not consider structured investments appropriate products for investors who need liquid secondary markets. • Structured investments are typically issued as senior, unsecured debt • Investors are dependent on the ability of the issuer and guarantor (if applicable) to pay all amounts due • Unless issued as market - linked certificates of deposit, structured investments are not insured by the FDIC or any other governme ntal agency • Through our open - architecture platform, Morgan Stanley Wealth Management offers structured investments issued by a number of hig h investment - grade issuers • High - quality issuers generally present a lower credit risk, but it is possible that any issuer can default

Morgan Stanley

Risk Considerations and Conflicts of Interest

- An investment in structured investments involves a variety of risks and potential conflicts of interest. The following are some of the material risks and potential conflicts related to structured investments. For further discussion of these and other risks, you should read the section/s entitled "Risk Factors" in the offering documents for the offering. We also urge you to consult your investment, legal, tax, accounting and other advisors in connection with your investment in any offering
- **Structured investments are complex and not like ordinary debt securities.** Structured investments are complex and involve risks not associated with an investment in ordinary debt securities. You should consult with your investment, legal, tax, accounting and other advisers in connection with any investment. You should take time to fully understand the manner in which your return on a structured investment is calculated. *You should understand the reference asset to which the structured investment is linked (the "underlier") and how the structured investment's payoff structure incorporates such underlier in calculating the structured investment's performance*
- **All payouts depend on the structure and the underlier.** Structured investments have a wide variety of structures and may be linked to a wide variety of underliers, each of which will have its own unique set of risks and considerations. For example, some underliers are highly volatile and have a significantly higher probability of steep losses or may be more complex than others. All payouts will depend on the structure and will also be contingent on the performance of the underlier. Even if you receive the principal amount at maturity, the return on your investment may be less than the amount that would be paid on an ordinary debt security
- **Potential loss of principal.** Depending on the terms, a structured investment may result in a loss of some or all of your principal. In addition, you may receive significantly less than the stated principal amount if you sell your investment prior to maturity. **Accordingly, you could lose your entire investment**
- **Usually no interest.** Unlike ordinary debt securities, structured investments usually do not pay interest. For structured investments that do pay interest, any payment of interest is typically dependent on the performance of the underlier and, as a result, you may receive no interest for the entire term of the investment
- **Appreciation potential or participation in the underlier may be limited.** The terms may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlier
- **Not equivalent to investing in the underlier.** Investing in a structured investment is not equivalent to investing in the underlier or its components. For example, structures linked to equity underliers typically do not pass through any dividends or voting rights to you. As a result, any return on such structured investments will not reflect the return you would realize if you actually owned shares of the underlier or its components, as applicable, and received the dividends paid or distributions made on them
- **Antidilution adjustments do not cover every corporate event that could affect the underlier.** In the case of structures linked to shares, the calculation agent will typically adjust the terms for certain corporate events affecting such shares. However, in the case of structures linked to shares of common stock or American depositary shares, no adjustments will typically be made for regular cash dividends, which are expected to reduce the price of the shares by the amount of such dividends. This may materially and adversely affect the market price of the structured investment and your return on the structured investment. For example, if the record date for a regular cash dividend were to occur on or shortly before a determination, valuation or similar date, this may decrease the price of the shares on such date, potentially resulting in no coupon being paid with respect to such date or a loss of a significant portion or all of your investment in the structured investment, depending on the terms

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be realized. Please refer to important information, disclosures and qualifications at the end of this material.

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Morgan Stanley

Risk Considerations and Conflicts of Interest (cont'd)

- **Considerations related to guaranteed subsidiary issuers.** The issuer might not be the parent company of a group, but might instead be a subsidiary whose structured investments are guaranteed by its parent company. In this case, you should understand the guarantee, the potential remedies available to you against the issuer and the guarantor and the potential claims (including their ranking) and recoveries available to you against the issuer and the guarantor in a bankruptcy, resolution or similar proceeding
- **Credit risk.** All payments are dependent on the issuer's (and the guarantor's, if applicable) ability to pay all amounts due. Structured investments are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlier
- **The rate the issuer of a structured investment is willing to pay is likely to be lower than the rate implied by its (or the guarantor's, if applicable) secondary market credit spreads and advantageous to it. Both the lower rate and the inclusion of certain costs in the original issue price reduce the economic terms of structured investments, cause the estimated value to be less than the original issue price and will adversely affect secondary market prices.** Generally, the prices, if any, at which dealers may be willing to purchase structured investments in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because such prices will reflect the issuer's (or the guarantor's, if applicable) secondary market credit spreads and the bid-offer spread that any dealer would charge, as well as other factors. In addition, the inclusion of such costs in the original issue price and the lower rate the issuer is willing to pay make the economic terms of structured investments less favorable to you than they otherwise would be and result in an estimated value that is less than the original issue price. The estimated value of a structured investment is determined by reference to the issuer's or an affiliate's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price

  In addition, the costs included in the original issue price of a structured investment will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to the offering.
- **The market price may be influenced by a variety of unpredictable factors.** Some of these factors include, but are not limited to: (i) changes in the value of the underlier, (ii) volatility of the underlier, (iii) the dividend rate on the underlier, if any, (iv) changes in interest rates, (v) any actual or anticipated changes in the issuer's (and the guarantor's, if applicable) credit ratings or credit spreads and (vi) the time remaining to maturity. Generally, the longer the time remaining to maturity, the more the market price will be affected by these factors
- **Secondary trading may be limited.** There may be little or no secondary market for a particular structured investment. Accordingly, you should be willing to hold any structured investment to maturity. In addition, structured investments generally will not be listed on any securities exchange
- **Past performance is not indicative of future performance.** The historical performance of the underlier is not an indication of future performance
- **Early redemption risk.** Some structured investments are subject to early redemption, which is sometimes also referred to as being "called" early. Any redemption will limit the term of the structured investment to the specified redemption date. The redemption may be automatic (upon the satisfaction of a condition) or completely within the discretion of the issuer. If a structured investment is redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be realized. Please refer to important information, disclosures and qualifications at the end of this material.

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Morgan Stanley

Risk Considerations and Conflicts of Interest (cont'd)

- **Potential conflicts of interest.** The issuer of a structured investment and its affiliates (including the guarantor, if applicable) may play a variety of roles in connection with the structured investment, including acting as calculation agent (which is responsible for determining the values of the underlier and calculating the amount you receive upon early redemption, if applicable, or at maturity, if any) and hedging the issuer's obligations under the structured investment. Certain determinations made by such affiliates may require them to exercise discretion and make subjective judgments (for example, with respect to the occurrence or non-occurrence of market disruption events or the selection of a successor underlier in the event of a discontinuance of the underlier and determining the value of the underlier following such events), and may cause the economic interests of the issuer (and the guarantor, if applicable) to diverge from your economic interests

  In addition, the issuer, the guarantor (if applicable), its or their affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants and may, currently or in the future, publish research reports with respect to movements in the underlier. Such research may be modified from time to time without notice to you and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific structured investment or structured investments generally.

  Where the underlier is a proprietary index of the issuer or an affiliate and the issuer or its affiliates act as the index sponsor, index calculation agent and/or in any similar capacity, there will be additional potential conflicts of interest. For example, an affiliate of the issuer may be permitted to change the methodology of the index or discontinue the publication of the index.

  In acting in any of these capacities, the issuer, the guarantor (if applicable) and its or their affiliates are not obliged to take your interests into account.

  Any of the above activities and potentially subjective determinations may adversely affect the market value of a structured investment and the payouts to you, if any. Moreover, these determinations may be made using data not easily obtainable by you.

- **Governmental regulatory actions, such as sanctions, could adversely affect your investment in structured investments.** Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding a particular structured investment or the underlier or engaging in transactions in them, and any such action could adversely affect the value of the underlier. These regulatory actions could result in restrictions on a particular structured investment and could result in the loss of a significant portion or all of your initial investment in such structured investment, including if you are forced to divest such structured investment due to the government mandates, especially if such divestment must be made at a time when the value of such structured investment has declined.

- **Tax considerations.** The tax treatment of structured investments is complicated. You should consult with your tax adviser in connection with any investment in structured investments

- **The above risks and potential conflicts are not intended to be an exhaustive list of the risks and potential conflicts associated with a particular structured investment offering. Before you invest in any structured investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks, potential conflicts and considerations associated with the offering**

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be realized. Please refer to important information, disclosures and qualifications at the end of this material.

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Morgan Stanley

Important Information and Qualifications

The information provided herein was prepared by sales, trading, or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International PLC, Morgan Stanley MUFG Securities Co., Ltd, Morgan Stanley Capital Group Inc. and/or Morgan Stanley Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"), but is not a product of the Morgan Stanley Research Department. This communication is a marketing communication and is not a research report, though it may refer to a Morgan Stanley Research report or the views of a Morgan Stanley research analyst. We are not commenting on the fundamentals of any companies mentioned. Unless indicated, all views expressed herein are the views of the author and may differ from or conflict with those of the Morgan Stanley Research or others in the Firm.

An investment in Structured Investments may not be suitable for all investors. These investments involve substantial risks. The appropriateness of a particular investment or strategy will depend on an investor's individual circumstances and objectives. This material does not provide individually tailored investment advice nor does it offer tax, regulatory, accounting or legal advice.

Hypothetical performance results have inherent limitations. There are frequently sharp differences between hypothetical and actual performance results subsequently achieved by any particular trading strategy. Hypothetical performance results do not represent actual trading and are generally designed with the benefit of hindsight. They cannot account for all factors associated with risk, including the impact of financial risk in actual trading or the ability to withstand losses or to adhere to a particular trading strategy in the face of trading losses. There are numerous other factors related to the markets in general or to the implementation of any specific trading strategy that cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results.

Any estimates and projections (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected.

These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based.

Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Each relevant issuer has separately filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents such issuer has filed with the SEC for more complete information about that issuer and that offering. You may get these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

© 2022 Morgan Stanley Smith Barney LLC. Member SIPC.

Past performance is no guarantee of future results. Estimates of future performance are based on assumptions that may not be realized. Please refer to important information, disclosures and qualifications at the end of this material.

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